Exhibit 5.1

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

March 30, 2026

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, Massachusetts 01752

Boston Scientific Corporation

Ladies and Gentlemen:

We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-293872) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 27, 2026 and of Amendment No. 1 thereto filed by the Company under the Securities Act on March 30, 2026 (such registration statement as amended at the time of effectiveness, the “Registration Statement”), relating to the proposed issuance by the Company of shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to an Agreement and Plan of Merger, dated as of January 14, 2026 (the “Merger Agreement”), by and among the Company, Pinehurst Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Penumbra, Inc., a Delaware corporation.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a)	The Third Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof.
(b)	The resolutions of the Board of Directors of the Company, adopted on January 14, 2026, relating to the Merger Agreement, the filing of the Registration Statement, the issuance of the Shares and other matters.
(c)	The Merger Agreement.
(d)	The Registration Statement.
(e)	Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

(a)	The genuineness of all signatures.
(b)	The authenticity of the originals of the documents submitted to us.
(c)	The conformity to authentic originals of any documents submitted to us as copies.
(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.
(e)	The legal capacity of all individuals executing any of the foregoing documents.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement relating to the Shares has become effective under the Securities Act and the Shares have been issued and delivered by the Company in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

AOSHEARMAN.COM

Allen Overy Shearman Sterling US LLP is a limited liability partnership organized under the laws of the State of Delaware. Allen Overy Shearman Sterling US LLP is affiliated with Allen Overy Shearman Sterling LLP, a limited liability partnership registered in England and Wales with registered number OC306763 and with its registered office at One Bishops Square, London E1 6AD. It is authorized and regulated by the Solicitors Regulation Authority of England and Wales (SRA number 401323). The term partner is used to refer to a member of Allen Overy Shearman Sterling LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen Overy Shearman Sterling LLP and of the non-members who are designated as partners is open to inspection at its registered office at One Bishops Square, London E1 6AD.

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the issuance of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Opinions.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling US LLP

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